Exhibit 10.1

SHARE EXCHANGE AGREEMENT

by and among

CHINA AGRO SCIENCES CORP.

a Florida corporation

and

CHINA HGS INVESTMENT, INC.

a Delaware corporation

and

RISING PILOT, INC.

a British Virgin Islands business company

Dated as of August 21, 2009

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”) is made and entered into as of August 21, 2009 by and among China Agro Sciences Corp., a Florida corporation (“CHAS”), China HGS Investment Inc., a corporation formed under the laws of the State of Delaware (“HGS”), and Rising Pilot, Inc., a British Virgin Islands business company which owns 100% issued and outstanding capital stock of HGS (the “HGS Shareholder”). Each of CHAS, HGS, and the HGS Shareholder is referred to herein individually as a “Party” and all are referred to collectively as the “Parties.”

PREAMBLE

WHEREAS, the HGS Shareholder owns 100% of the issued and outstanding shares of HGS.

WHEREAS, HGS owns 100% of the equity of Shaanxi Hanguangsha Management and Consultation Limited Company, a wholly foreign-owned enterprise (WOFE) organized under the laws of the People’s Republic of China (“Shaanxi HGX”).

WHEREAS, on June 29, 2009, Shaanxi HGX entered into a variable interest entity agreement (the “VIE Agreement”) with Shaanxi Guangsha Investment and Development Group Co., Ltd., a real estate development company established under the laws of the People’s Republic of China (“Shaanxi Guangsha Investment”), to manage and operate the business activities of Shaanxi Guangsha Investment.

WHEREAS, the Boards of Directors of CHAS and HGS have determined that a business combination between CHAS and HGS (the “Share Exchange”) is advisable and in the best interests of their respective companies and stockholders and in furtherance thereof have approved the Share Exchange.

WHEREAS, in the Share Exchange, the HGS Shareholder shall exchange all its shares in HGS (the “HGS Shares”) in exchange for the issuance of a total of 14,000,000 shares of common stock, $0.001 par value per share, of CHAS (the “Exchange Shares”). As a result, HGS will become a wholly-owned subsidiary of CHAS.

WHEREAS, in connection with the change of control contemplated by the Share Exchange, the directors and officers of CHAS will be resigning from their positions and new directors and officers will be appointed effective as of ten (10) days following the filing and mailing of a Schedule 14F-1.

WHEREAS, prior to the Share Exchange, Dalian Holding Corp., a Florida corporation and a wholly-owned subsidiary of CHAS (“Dalian Holding”) which owns all the assets of CHAS assumed all of the liabilities and contingent liabilities of CHAS which existed prior to the Closing of the Share Exchange.  At the same time, CHAS entered into a management agreement with Zhengquan Wang, its previous CEO, and Dalian Holding (the “Management Agreement”), pursuant to which it is agreed that Mr. Wang will manage Dalian Holding within his discretion, provided that his actions or inactions would not have a materially adverse effect to CHAS. The Management Agreement further provided that Mr. Wang will purchase Dalian Holding and assume all of its liabilities (the “Spin-Out”) with terms to be negotiated and approved by the CHAS shareholders, provided that, if the Spin-Out does not occur within ninety (90) days following the Closing of the Share exchange, the Share Exchange shall be unwound.

WHEREAS, the Boards of Directors of each of CHAS and HGS  agree that within 30 days after the Closing of the Share Exchange, CHAS shall enter into an entrusted management agreement (the “Entrusted Management Agreement”) with the management of Shaanxi Guangsha Investment (the “Shaanxi Guangsha Management”), pursuant to which CHAS will issue to Mr. Xiaojun Zhu, CEO of Shaanxi Guangsha Investment and his management team an aggregate of 25,000,000 newly issued shares of common stock of CHAS, provided that all Mr. Xiaojun Zhu's shares of Shaanxi HGX are transferred to unrelated third party in advance.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Entities” means HGS and Shaanxi HGX collectively.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Share Exchange and/or the Parties.

“Closing” has the meaning set forth in Section 1.02.

“DGCL” means the Delaware General Corporation Law.

“Exchange Shares” has the meaning set forth in the Preamble.

“FBCA” means the Florida General Corporation Act.

“HGS Shares” has the meaning set forth in the Preamble.

 "Knowledge” means, in the case of CHAS or HGS, a particular fact or other matter of which its Chief Executive Officer or Chief Financial Officer is actually aware or which a prudent individual serving in such capacity could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of the corporation and its business and affairs.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

 “Share Exchange” has the meaning set forth in the Preamble.

“Spin-Out” shall mean a to be negotiated transaction whereby 100% of the outstanding shares of common stock of Dalian Holding, which has assumed all of the pre-Share Exchange assets and liabilities of CHAS, shall be sold to Mr. Wang for a mutually agreeable amount of consideration.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE I
THE SHARE EXCHANGE

SECTION 1.01     SHARE EXCHANGE

a. On the Closing Date (defined herein), the HGS Shareholder shall transfer and assign to CHAS all of the issued and outstanding capital stock of HGS. The HGS Shareholder represents and warrants that upon delivery to CHAS of the stock certificates duly endorsed for transfer, all right, title and interest in said shares will be transferred to CHAS free of Liens, claims and encumbrances.

b. On the Closing Date, CHAS shall deliver to the HGS Shareholder or its assignees a total of 14,000,000 shares of CHAS common stock.  CHAS represents and warrants that the shares to be issued to the HGS Shareholders have been duly authorized and shall become legally issued, fully paid and non-assessable when the shares are issued.

c. The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The parties further intend that the issuance of the common stock by CHAS to the HGS Shareholder shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

SECTION 1.02     CLOSING

The closing of the Share Exchange (the “Closing”) will take place as soon as practicable after the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as CHAS and HGS shall agree (the “Closing Date”), but in any event no later than August 31, 2009, unless extended by a written agreement of CHAS and HGS.  The Closing shall take place at the offices of

Richard I. Anslow, Esq.
Managing Partner
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
T: 732 409 1212
F: 732 577 1188

or at such other location as the parties hereto agree.

SECTION 1.03     RESTRICTIONS ON RESALE

The Exchange Shares issued pursuant to the Share Exchange will not be registered under the Securities Act or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) CHAS receives an opinion of counsel for the holders of the shares proposed to be transferred, reasonably satisfactory to counsel for CHAS, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Exchange Shares which are being issued hereunder shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR CHINA AGRO SCIENCES CORP. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR CHINA AGRO SCIENCES CORP. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF CHAS

CHAS hereby represents and warrants to HGS and the HGS Shareholder, as of the date of this Agreement, and as of the Closing Date, except at otherwise indicated, and except in each case as disclosed in the CHAS disclosure letter delivered as of the date hereof, as follows:

SECTION 2.01     ORGANIZATION, STANDING AND POWER

CHAS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. CHAS has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on CHAS. CHAS has delivered or made available to HGS a true and correct copy of the Articles of Incorporation (the “Articles of Incorporation”), and the Bylaws, or other charter documents, as applicable, of CHAS, each as amended to date. CHAS is not in violation of any of the provisions of its respective charter or bylaws or equivalent organization documents. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of CHAS, or otherwise obligating CHAS to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. CHAS does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

SECTION 2.02     CAPITALIZATION

(a)   There are 100,000,000 shares of capital stock of CHAS authorized, consisting of 100,000,000 shares of common stock, $.001 par value per share (the “CHAS Common Shares”). As of the date of this Agreement, there are 20,050,000 CHAS Common Shares issued and outstanding.

(b)    Except for the 25,000,000 CHAS Common Shares to be issued to the Shaanxi Guangsha Management with terms and conditions to be stipulated in a future Entrusted Management Agreement with CHAS, no CHAS Common Shares have been reserved for issuance to any person.   There are no contracts, commitments or agreements relating to voting, purchase or sale of CHAS’s capital stock (i) between or among CHAS and any of its stockholders and (ii) to the best of CHAS’s knowledge, between or among any of CHAS’s stockholders.

(c)   All outstanding CHAS Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

SECTION 2.03     AUTHORITY FOR AGREEMENT

The execution, delivery, and performance of this Agreement by CHAS has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of CHAS, enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by CHAS will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, CHAS's Articles of Incorporation or their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which CHAS is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to CHAS.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to CHAS in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby.

SECTION 2.04     SEC DOCUMENTS; FINANCIAL CONDITION

CHAS has made available to HGS a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by CHAS since January 1, 2008 (collectively, the “CHAS SEC Documents”). In addition, CHAS has made available to HGS all exhibits to the CHAS SEC Documents filed prior to the date hereof, and will promptly make available to HGS all exhibits to any additional CHAS SEC Documents filed prior to the Closing Date. All documents required to be filed as exhibits to the CHAS SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither CHAS nor any of its subsidiaries is in material default thereunder. As of their respective filing dates, the CHAS SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the CHAS SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed CHAS SEC Document. The financial statements of CHAS, including the notes thereto, included in the CHAS SEC Documents (the “CHAS Financial Statements”) were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The CHAS Financial Statements fairly present the financial condition and operating results of CHAS at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

SECTION 2.05     SARBANES-OXLEY ACT OF 2002

There has been no change in CHAS accounting policies since June 30, 2009 except as described in the notes to the CHAS Financial Statements. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since August 31, 2001, was accompanied by the certifications required to be filed or submitted by CHAS’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Since June 30, 2009, neither CHAS nor, to the knowledge of the CHAS, any director, officer, employee, auditor, accountant or representative of CHAS or any of its subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of CHAS or their respective internal accounting controls, including any complaint, allegation, assertion or claim that CHAS has engaged in questionable accounting or auditing practices, except for (A) any complaint, allegation, assertion or claim as has been resolved without any resulting change to CHAS’s accounting or auditing practices, procedures methodologies or methods of CHAS or its internal accounting controls and (b) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of CHAS’s financial statements and periodic reports. To the knowledge of CHAS, no attorney representing CHAS, whether or not employed by CHAS, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by CHAS or any of its officers, directors, employees or agents to the Board of Directors of CHAS or any committee thereof or to any director or officer of CHAS. To the knowledge of CHAS, no employee of CHAS has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

SECTION 2.06     ABSENCE OF CERTAIN CHANGES OR EVENTS

Since June 30, 2009,

(a)   there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of CHAS;

(b)   CHAS has not (i) amended its Articles of Incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or exchanged or redeemed, or agreed to exchange or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(c)   CHAS has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CHAS balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party.

SECTION 2.07     ABSENCE OF UNDISCLOSED LIABILITIES

CHAS has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in CHAS’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the “CHAS Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the CHAS Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the CHAS Balance Sheet date and not reasonably likely to have a Material Adverse Effect on CHAS, and (iv) those incurred in connection with this Agreement.

SECTION 2.08     GOVERNMENTAL AND THIRD PARTY CONSENTS

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with CHAS, is required by or with respect to CHAS in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the FBCA.

SECTION 2.09     LITIGATION

There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of CHAS, threatened against or affecting CHAS or any of their respective assets or properties before any court or arbitrator or any governmental body, agency or official.  There is no injunction, judgment, decree, order or regulatory restriction imposed upon CHAS or any of their respective assets or business, or, to the knowledge of CHAS, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on CHAS.

SECTION 2.10     INTERESTED PARTY TRANSACTIONS

Except as disclosed in its SEC filings or on Schedule 2.10 hereto, CHAS is not indebted to any officer or director of CHAS (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to CHAS, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act.

SECTION 2.11     COMPLIANCE WITH APPLICABLE LAWS

To the Knowledge of CHAS, the business of CHAS has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 2.12     TAX RETURNS AND PAYMENT

CHAS has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due. There is no claim for Taxes that is a Lien against the property of CHAS other than Liens for Taxes not yet due and payable. CHAS has not received written notification of any audit of any Tax Return of CHAS being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by CHAS which is currently in effect, and CHAS is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the above referenced CHAS Financial Statements.

SECTION 2.13     SECURITY LISTING

CHAS is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all CHAS public filings required under the Exchange Act have been made. The common stock of CHAS is listed for quotation on the OTC Bulletin Board. To the Knowledge of CHAS, CHAS has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.14     FINDERS’ FEES

CHAS has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 2.15     MINUTE BOOKS

The minute books of CHAS made available to HGS contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of CHAS during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

SECTION 2.16     VOTE REQUIRED

The approval of CHAS’s Board of Directors is the only approvals or votes necessary to approve this Agreement and the transactions contemplated hereby on behalf of such entity.

SECTION 2.17     BOARD APPOVAL

The Board of Directors of CHAS has (i) approved this Agreement and the Share Exchange, and (ii) approved the issuance of the Exchange Shares pursuant to Section 1.01.

SECTION 2.18     EMPLOYEE BENEFIT PLANS

Except as disclosed in the CHAS SEC Documents, there are no Benefit Plans maintained by CHAS covering only CHAS executive officers. Each Benefit Plan maintained by CHAS has been operated and administered in accordance with its terms and applicable law, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CHAS. The execution of this Agreement and the consummation of the Share Exchange will not constitute an event under any Benefit Plan maintained by CHAS that will or may result in any payment, acceleration, termination, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any CHAS employee with such exceptions which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CHAS.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HGS

HGS hereby represents and warrants to CHAS, as of the date of this Agreement and as of the Closing Date (except as otherwise indicated, and except in each case as disclosed in the HGS disclosure letter delivered as of the date hereof), as follows:

SECTION 3.01     ORGANIZATION, STANDING AND POWER

HGS is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. HGS is duly qualified to do business as a foreign corporation in each state in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary. Each of HGS and its subsidiaries has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on HGS. HGS has delivered or made available to CHAS a true and correct copy of the Certificate of Incorporation (the “Certificate of Incorporation”), and the Bylaws, or other charter documents, as applicable, of HGS and its subsidiaries, each as amended to date. Neither HGS nor its subsidiaries is in violation of any of the provisions of its respective charter or bylaws or equivalent organization documents. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of HGS, or otherwise obligating HGS or its subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. HGS does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

SECTION 3.02     CAPITALIZATION

There are 100,000,000 shares of HGS capital stock authorized, consisting of 100,000,000 shares of common stock with $0.0001 par value (the “HGS Common Shares”). As of the date of this Agreement, there are 1,000 issued and outstanding HGS Common Shares. No HGS Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the exchange of HGS Common Shares. There are no contracts, commitments or agreements relating to voting, purchase or sale of HGS’s capital stock (i) between or among HGS and any of its stockholders and (ii) to the best of HGS’s Knowledge, between or among any of HGS’s stockholders. No Person is entitled to any rights with respect to the conversion, exchange or delivery of the HGS Common Shares. The HGS Common Shares have been issued in compliance with Applicable Law.

SECTION 3.03     AUTHORITY FOR AGREEMENT

The execution, delivery and performance of this Agreement by HGS and by the HGS Shareholder have been duly authorized by all necessary corporate action, and this Agreement constitutes their valid and binding obligation, enforceable against each of them in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by HGS will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, HGS’s Certificate of Incorporation or Bylaws, in each case as amended, or, to the Knowledge of HGS, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which HGS is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to HGS.   No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Entity is required by or with respect to HGS in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Share Exchange as provided in Section 1.03; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iii) such filings, if any, as may be required under the HSR and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on HGS and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

SECTION 3.04     GOVERNMENTAL OR THIRD PARTY CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with HGS, is required by or with respect to HGS in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 3.05     BUSINESS OPERATIONS AND LIABILITIES- HGS.

HGS has conducted no business operations other than the acquisition of ownership of the capital stock of Shaanxi HGX.

SECTION 3.06     ORGANIZATION AND STANDING – SUBSIDIARIES

Shaanxi HGX is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China. Shaanxi HGX has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

SECTION 3.07     OWNERSHIP OF SUBSIDIARIES

HGS is the owner of one hundred percent (100%) the registered capital stock of Shaanxi HGX, free and clear of all Liens, encumbrances, and restrictions whatsoever. No Person other than HGS has any equity interest in the registered capital of Shaanxi HGX, whether by tender of consideration or otherwise.

SECTION 3.08     CORPORATE RECORDS

All of the books and records of each of the Acquired Entities including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All reports, returns and statements currently required to be filed by any of the Acquired Entities with any government agency with respect to its business and operations have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.

SECTION 3.09     FINANCIAL STATEMENTS – HGS

The financial statements of HGS for the years ended December 31, 2008 and 2007 and the six month period ended June 30, 2009 will be delivered to CHAS prior to the Closing will have been prepared in accordance with accounting principles generally accepted in the United States and will fairly present the financial condition of HGS at the date presented and the results of operations of HGS for the period presented.  The financial statements shall be accompanied by an audit opinion rendered by an independent accountant registered with the PCAOB.

SECTION 3.10     FINANCIAL STATEMENTS - SHAANXI HGX

The financial statements of Shaanxi HGX for the years ended December 31, 2008 and 2007 and the six month period ended June 30, 2009 that will be delivered to CHAS prior to the Closing will have been prepared in accordance with accounting principles generally accepted in the United States and will fairly present the financial condition of Shaanxi HGX at the dates presented and the results of operations of Shaanxi HGX for the periods presented.  The financial statements for the year ended December 31, 2008 and 2007 shall be accompanied by an audit opinion rendered by an independent accountant registered with the PCAOB.

SECTION 3.11     TAXES

Each of the Acquired Entities has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of any of the Acquired Entities other than Liens for Taxes not yet due and payable. All Taxes due and owing by any of the Acquired Entities have been paid. None of the Acquired Entities is the beneficiary of any extension of time within which to file any tax return.

SECTION 3.12     PENDING ACTIONS

There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting any of the Acquired Entities, or against their Officers or Directors that arose out of their operation of any of the Acquired Entities.  None of the Acquired Entities nor any of their Officers or Directors is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a Material Adverse Effect on the business of any of the Acquired Entities. There is no injunction, judgment, decree, order or regulatory restriction imposed upon HGS or any of the Acquired Entities or any of their respective assets or business, or, to the knowledge of HGS, any of its respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on HGS or any of the Acquired Entities.

SECTION 3.12     INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS

To the Knowledge of HGS, Shaanxi HGX has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. Shaanxi HGX has not received any written notice that the rights of any other person are violated by the use by Shaanxi HGX of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the Knowledge of HGS, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

SECTION 3.13     COMPLIANCE WITH LAWS

Shaanxi HGX’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. Shaanxi HGX is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction. Shaanxi HGX holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities (collectively, the “Permits”) necessary or proper for the current use, occupancy or operation of its business, and all of the Permits are now in full force and effect.

SECTION 3.14     FINDERS’ FEES

Neither HGS nor Shaanxi HGX has incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 3.15     MINUTE BOOKS

The minute books of HGS and the Acquired Entities made available to CHAS contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of HGS and the Acquired Entities during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

SECTION 3.16     VOTE REQUIRED

The approval of HGS’s Board of Directors is the only approvals or votes necessary to approve this Agreement and the transactions contemplated hereby on behalf of HGS.

SECTION 3.17     BOARD APPOVAL

The Board of Directors of HGS has (i) approved this Agreement and the Share Exchange, and (ii) approved the exchange of the HGS Shares pursuant to Section 1.01.

ARTICLE IV
CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01     COVENANTS OF HGS

HGS covenants and agrees that, during the period from the date of this Agreement until the Closing Date, other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, HGS shall conduct and shall cause Shaanxi HGX to conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of CHAS, none of the Acquired Entities shall:

(a)	Amend its Certificate of Incorporation or Bylaws;

(b)
pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(c)	merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)	sell, transfer, or otherwise dispose of any material assets required for the operations of HGS’s or Shaanxi HGX’s business, except in the ordinary course of business consistent with past practices;

(e)	declare or pay any dividends on or make any distribution of any kind with respect to the HGS Shares (provided that the Shaanxi HGX may pay dividends or distributions of any kind to HGS); and

(f)
use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to HGS's or Shaanxi HGX’s business, operations or assets where such violation would have a Material Adverse Effect on HGS or Shaanxi HGX.

SECTION 4.02     COVENANTS OF CHAS

CHAS covenants and agrees that, during the period from the date of this Agreement until the Closing Date, CHAS shall, other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of HGS shall not:

(a)	amend its Articles of Incorporation or Bylaws;

(b)	pay or agree to pay to any employee, officer or director compensation of any kind or amount;

(c)	merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)
create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, Lien or other encumbrance on any of its material assets;

(e)	make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

(f)	declare or pay any dividends on or make any distribution of any kind with respect to CHAS;

(g)	issue any additional shares of CHAS capital stock or take any action affecting the capitalization of CHAS or the CHAS Common Shares; and

(h)	grant any severance or termination pay to any director, officer or any other employees of CHAS.

SECTION 4.03     COVENANTS OF THE PARTIES

(a)   Tax-free Reorganization. The Parties intend that the Share Exchange qualify as a Tax-free “reorganization” under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Share Exchange shall qualify as a reorganization under such Section. In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Share Exchange to fail to qualify as a Tax-free “reorganization” under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement.

(b)   Announcement. Neither HGS, on the one hand, nor CHAS on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. Upon execution of this Agreement, CHAS shall issue a press release, which shall be approved by HGS, and file a Current Report on Form 8-K reporting the execution of the Agreement.

(c)   Notification of Certain Matters. HGS shall give prompt written notice to CHAS, and CHAS shall give prompt written notice to HGS, of:

(i)   The occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

(ii)   Any material failure of HGS, on the one hand, or CHAS, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(d)   Reasonable Best Efforts. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Share Exchange and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

(i)   The preparation and filing of all forms, registrations and notices required to be filed to consummate the Share Exchange, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

(ii)   The satisfaction of the Party's conditions precedent to Closing.

(e)   Access to Information

(i)   Inspection by HGS. CHAS will make available for inspection by HGS, during normal business hours and in a manner so as not to interfere with normal business operations, all of CHAS’s records (including tax records), books of account, premises, contracts and all other documents in CHAS’s possession or control that are reasonably requested by HGS to inspect and examine the business and affairs of CHAS. CHAS will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of HGS concerning the business and affairs of CHAS. HGS will treat and hold as confidential any information it receives from CHAS in the course of the reviews contemplated by this Section 4.03(e). No examination by HGS will, however, constitute a waiver or relinquishment by HGS of its rights to rely on CHAS’s covenants, representations and warranties made herein or pursuant hereto.

(ii)   Inspection by CHAS. HGS will, if requested, make available for inspection by CHAS, during normal business hours and in a manner so as not to interfere with normal business operations, all of the Acquired Entities’ records (including tax records), books of account, premises, contracts and all other documents in HGS’s possession or control that are reasonably requested by CHAS to inspect and examine the business and affairs of the Acquired Entities. HGS will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of CHAS concerning the business and affairs of the Acquired Entities. CHAS will treat and hold as confidential any information it receives from HGS in the course of the reviews contemplated by this Section 4.03(e). No examination by CHAS will, however, constitute a waiver or relinquishment by CHAS of its rights to rely on HGS’s covenants, representations and warranties made herein or pursuant hereto.

(f)           CHAS Board of Directors. As promptly as possible after the Closing Date or in accordance with applicable law, all of the officers and members of the board of directors of CHAS shall tender their resignations as officers and directors of CHAS, and the vacancies created on the CHAS board of directors shall be filled by persons designated by the Board of Directors of HGS ten (10) days after the filing and mailing of a Schedule 14F-1.

ARTICLE V
CONDITIONS PRECEDENT

SECTION 5.01     CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both CHAS and HGS:

(a)   Consents, Approvals. The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals, permits and authorizations required under their respective charter documents, and, except as set forth on Schedule 5.01(a), all consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)   Absence of Certain Litigation. No action or proceeding shall be threatened or pending before any governmental entity or authority which is likely to result (i) in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or (ii) in limiting or restricting HGS or CHAS’s conduct or operation of the business of HGS or CHAS or any of their subsidiaries, following the Share Exchange.

SECTION 5.02     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CHAS

The obligations of CHAS on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by CHAS:

(a)   Consents and Approvals. HGS shall have obtained all material consents, including any material consents and waivers by HGS's lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)      Representations and Warranties. The representations and warranties by HGS in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c)   Performance. HGS shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

(d)   Proceedings and Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to CHAS and its counsel, and CHAS and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)   Certificate of Good Standing. HGS shall have delivered to CHAS a certificate as to the good standing of HGS certified by the Secretary of State of the State of Delaware on or within five (5) business days prior to the Closing Date.

(f)   Material Changes. Except as contemplated by this Agreement, since the date hereof, none of the Acquired Entities shall have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which any of the Acquired Entities is a party which is reasonably likely to have a Material Adverse Effect on any of the Acquired Entities.

(g)   Due Diligence. CHAS shall have satisfactorily completed its due diligence investigation of HGS; provided, however, that this Section 5.02(g) shall cease to be a condition precedent to the Share Exchange unless on or prior to August 31, 2009  CHAS shall have delivered a written notice to HGS stating that it is not satisfied with the results of its due diligence.

(h)   SEC Filing. No less than one week prior to the Closing, HGS shall have delivered to CHAS the financial statements, report of HGS’s independent registered public accountant, and other information required for inclusion in the Current Report that CHAS will file with the SEC within four business days after the Closing.

(i)    Certificate of HGS.  CHAS shall have been provided with a certificate executed on behalf of HGS by its President and Chief Financial Officer certifying that the condition set forth in Section 5.02(b) shall have been fulfilled.

SECTION 5.03     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HGS

The obligations of HGS on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by HGS:

(a)   Consents and Approvals. CHAS shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)   Representations and Warranties. The representations and warranties by CHAS in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c)   Performance. CHAS shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing.

(d)   Proceedings and Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to HGS and its counsel, and HGS and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)   Certificates of Good Standing. CHAS shall have delivered to HGS a certificate as to its good standing in the State of Florida, in each case certified by the Secretary of State not more than five (5) business days prior to the Closing Date.

(f)   Material Changes. Except as contemplated by this Agreement, since the date hereof, CHAS shall not have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which CHAS is a party which is reasonably likely to have a Material Adverse Effect on CHAS.

(g)   Due Diligence. HGS shall have satisfactorily completed its due diligence investigation of CHAS; provided, however, that this Section 5.03(g) shall cease to be a condition precedent to the Share Exchange unless on or prior to August 31, 2009 HGS shall have delivered a written notice to CHAS stating that it is not satisfied with the results of its due diligence.

(h)   Status of CHAS. As at the Effective Time of the Share Exchange, CHAS (i) shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting from the OTC Bulletin Board, and (iii) shall have outstanding 20,050,000 CHAS Common Shares; and there shall be no other CHAS Common Shares outstanding nor, except as provided hereunder, any options, warrants or rights to acquire capital stock of CHAS whether for additional consideration or on conversion.

(i)   Certificate of CHAS.  HGS shall have been provided with a certificate executed on behalf of CHAS by its President and Chief Financial Officer certifying that the condition set forth in Section 5.03(b) shall have been fulfilled.

ARTICLE VI
POST CLOSING COVENANTS

SECTION 6.01     SPIN OUT

Within ninety (90) days of the Closing of the Share Exchange, CHAS shall enter into a certain purchase and sale agreement with Mr. Wang to spin out the business and operations of Dalian Holding (the “Spin-Out”) including substantially all the assets and liabilities of Dalian Holding (the “Legacy Business”). Pursuant to such agreement, Mr. Wang shall assume all the liabilities of Dalian Holding relating to the Legacy Business, and CHAS shall be released from any and all claims whatsoever with regard to such liabilities, whether such claim is known or unknown to Dalian Holding on the date hereof.  If the Spin-Out is not closed within ninety (90) days of the Closing Date of the Share Exchange, HGS and the HGS Shareholder shall have the right to un-wind and cancel the Share Exchange Agreement, and the Exchange Shares shall be cancelled and the HGS Shares shall be returned to the HGS Shareholder.

ARTICLE VII
TERMINATION

SECTION 7.01     TERMINATION

This Agreement may be terminated and the Share Exchange may be abandoned at any time prior to the Closing Date by:

(a)   The mutual written consent of the Boards of Directors of CHAS and HGS;

(b)   Either CHAS, on the one hand, or HGS, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Share Exchange or the issuance of the Exchange Shares as contemplated herein and such order, decree, ruling or other action shall have become final and non-appealable;

(c)   CHAS, if HGS shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by CHAS to HGS, or by CHAS, if it is not satisfied with the results of its due diligence investigation and it so notifies HGS on or before August 31, 2009;

(d)   HGS, if CHAS shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by HGS to CHAS, or by HGS if it is not satisfied with the results of its due diligence investigation and it so notifies CHAS on or before August 31, 2009; or

(e)   Without any action on the part of the Parties if required by Applicable Law or if the Closing shall not be consummated by August 31, 2009, unless extended by written agreement of CHAS and HGS; or

(f)               HGS, if the Spin-Out does not occur within ninety (90) days following the Closing of the Share Exchange.

SECTION 7.02     EFFECT OF TERMINATION

If this Agreement is terminated as provided in Section 7.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of CHAS or HGS, provided, however, that (a) the provisions of Article VIII hereof shall survive the termination of this Agreement; (b) nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement; and (c) termination shall not affect accrued rights or liabilities of any party at the time of such termination.

ARTICLE VIII
CONFIDENTIALITY

SECTION 8.01     CONFIDENTIALITY

The Parties shall keep confidential of all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

ARTICLE IX
INDEMNIFICATION

SECTION 9.01     INDEMNIFICATION BY CHAS

CHAS agrees to indemnify, defend and hold harmless each of HGS, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of HGS, any subsidiary or affiliate thereof or an employee of HGS, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “HGS Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by CHAS, or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of CHAS or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing. Any HGS Indemnified Party wishing to claim indemnification under this Section 9.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify CHAS in writing, but the failure to so notify shall not relieve CHAS from any liability that it may have under this Section 9.01, except to the extent that such failure would materially prejudice CHAS.

SECTION 9.02	INDEMNIFICATION BY HGS

HGS shall indemnify, defend and hold harmless each of CHAS, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of CHAS, any subsidiary or affiliate thereof or an employee of CHAS, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “CHAS Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys??fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by HGS or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or negligent act, omission or conduct of any officer, director or agent of HGS or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing. Any CHAS Indemnified Party wishing to claim indemnification under this Section 9.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify HGS in writing, but the failure to so notify shall not relieve HGS from any liability that it may have under this Section 9.02, except to the extent that such failure would materially prejudice HGS.

ARTICLE X
MISCELLANEOUS

SECTION 10.01	EXPENSES

All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 10.02	APPLICABLE LAW

This Agreement shall be governed by the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 10.03	NOTICES

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)   If sent by reputable overnight air courier (such as Federal Express), one business day after being sent;

(b)   If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)   If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to HGS, to:

Xiaojin Wang
China HGS Investment, Inc.
18 Kimberly Court
East Hanover, NJ 07936
Telephone: 973-462-8777

with a copy to (which shall not constitute notice):

Richard I. Anslow, Esq.
Managing Partner
Anslow + Jaclin LLP
195 Route 9 South
Manalapan, NJ 07726
Telephone:  732 409 1212
Facsimile:   732 577 1188

If to CHAS, to:

Zhengquan Wang
101 Xinanyao Street, Jinzhou District
Dalian, Liaoning Province
PRC 116100

With a copy to (which shall not constitute notice):

Robert Brantl, Esq.
52 Mulligan Lane
Irvington, NY 10533
Telephone: 914-693-3026
Facsimile: 914-693-1807

Each Party may change its address by written notice in accordance with this Section.

SECTION 10.04	ENTIRE AGREEMENT

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 10.05	ASSIGNMENT

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by Article IX hereto be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately foregoing sentence of this Section 10.05, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns, heirs and representatives.

SECTION 10.06	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 10.07	NO THIRD PARTY BENEFICIARIES

Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 10.08	RULES OF CONSTRUCTION

The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

CHINA AGRO SCIENCES CORP.

By:	/s/Zhengquan Wang
Name:	Zhengquan Wang
Title:	Chief Executive Officer

CHINA HGS INVESTMENT, INC.

By:	/s/Xiaojin Wang
Name:	Xiaojin Wang
Title:	Chief Executive Officer

Shareholder of China HGS Investment, Inc.:

RISING PILOT, INC.

By:	/s/Xiaojin Wang
Name:	Xiaojin Wang
Title:	President